Exhibit 23.2



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Flowserve Corporation for the registration of an indeterminate number of shares of its common stock and preferred stock and indeterminate principal amount of debt securities and guarantees of debt securities not to exceed an aggregate price of $500,000,000, and to the incorporation by reference therein of our report dated February 10, 2000 (except for Note 9, as to which the date is July 14, 2000), with respect to the consolidated balance sheet of Flowserve Corporation and subsidiaries as of December 31, 1999 and the related consolidated statements of income, comprehensive (loss) income, shareholders' equity and cash flows for each of the two years in the period then ended, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, and our report dated February 10, 2000 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP


Dallas, Texas
May 29, 2001